Exhibit 99

For Immediate Release	Contact Information
Wednesday, November 9, 2005	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

The Exploration Company Reports Record Earnings

SAN ANTONIO -- Nov. 9, 2005 -- The Exploration Company (Nasdaq:TXCO) today announced record earnings for the third quarter and first nine months of 2005.

          For the quarter ended Sept. 30, the Company reported net income of $15.3 million, or $0.53 per share, up sharply from $599,820, or $0.02 per share, for the third quarter of 2004. All per-share amounts are on a diluted basis. A $24.5 million gain ("Gain") from the sale ("Sale") of selected assets in TXCO's Maverick Basin operations area in Southwest Texas to EnCana Oil & Gas (USA) Inc., effective Sept. 1, was the primary factor for the income improvement.

          Results from the Company's continuing operations remained strong during the quarter. Operating income rose to $1.4 million, a 7.6 percent increase from $1.3 million in the year-earlier period. Oil production and commodity prices were sharply higher in the quarter, offset by lower gas production volumes primarily due to the asset sale, and lower gas-gathering revenues.

          Revenues increased to $17.1 million, up 12 percent from $15.3 million in the third quarter of 2004. Partially offsetting the higher revenues were non-cash expenses, including derivative losses and higher depreciation, depletion and amortization costs. The derivative losses were primarily non-cash, mark-to-market adjustments that did not impact cash flow in the period. Early in the fourth quarter, TXCO terminated certain gas sale derivative contracts, effective Nov. 1, in exchange for a $9.9 million payment.

Nine-Month Period

          For the nine months, the Company had record net income of $11.0 million, equal to $0.38 per share, compared with $1.0 million, or $0.04 per share, for the January-September 2004 period. Income from operations was $3.2 million, 3.7 percent below the prior year. Total revenues climbed to $47.2 million, up 14 percent from $41.3 million in earlier period, as higher oil production and commodity prices more than offset lower gas production and gas-gathering revenues. TXCO had a $10.8 million, non-cash mark-to-market hedging loss for the nine months.

          Net cash provided by operating activities for the nine months was $12.3 million, a decline from $15.4 million for the 2004 period, due primarily to increased federal income taxes resulting from the Gain coupled with an increase in current assets resulting from the Sale. Ebitdax and Ebitda rose to record levels. Ebitdax - earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense - rose to $17.4 million, compared with $13.7 million in the 2004 period. Ebitda - Ebitdax less exploration expense - was $15.6 million, compared with $12.3 million in the 2004 period. Both reflect the impact of higher oil and gas prices. See TXCO's Web site at www.txco.com for a reconciliation of non-GAAP financial measures.

-- More --

Management's Perspective

          "Our third quarter marked a turning point in the Company's history," said President and CEO James E. Sigmon. "We have recapitalized TXCO and deleveraged our balance sheet so that we now have virtually no debt. The Company has greater financial flexibility that will enable us to rapidly move ahead in exploring and developing our multi-year inventory of Maverick Basin prospects, plus our recently announced acreage acquisition in West Texas' Marfa Basin. With this transaction behind us, we're now focused on increasing our production and reserves and ultimately shareholder value."

About The Exploration Company

          The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin of Southwest Texas. The Company has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. Its business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally develop a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on the Nasdaq Capital Market under the symbol "TXCO."

Forward-Looking Statements

          Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to oil and gas prices, capital expenditures, production levels, drilling plans, including the timing, number and cost of wells to be drilled, projects and expected response, and establishment of reserves. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the Company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2004, and its Form 10-Q for the quarter ended June 30, 2005. These and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge, upon request from the Company.

(Financial Information and Selected Operational Tables Follow)

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2005	December 31, 2004

Assets

Current Assets
Cash and equivalents	$24,729,505	$3,118,328
Accounts receivable, net	13,068,050	8,985,373
Prepaid expenses and other	1,404,047	800,045
Accrued derivative asset - current	-	133,971

Total Current Assets	39,201,602	13,037,717

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	69,186,543	94,836,476

Other Assets
Deferred tax asset	7,580,129	5,232,718
Other assets	909,233	1,130,413

Total Other Assets	8,489,362	6,363,131

Total Assets	$116,877,507	$114,237,324

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2005	December 31, 2004

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable, trade	$12,447,059	$10,339,934
Accrued income taxes payable	3,002,930	15,000
Other payables and accrued liabilities	7,039,670	5,434,553
Derivative settlements payable	340,176	49,185
Accrued derivative obligation - current	9,584,233	-
Undistributed revenue	2,326,258	1,062,000
Current portion of long-term debt	91,933	1,666,466

Total Current Liabilities	34,832,259	18,567,138

Long-Term Liabilities
Long-term debt, net of current portion	100,000	17,099,237
Accrued derivative obligation - long-term	4,219,479	-
Redeemable preferred stock, Series B (redemption value - $16 million)	-	10,991,308
Accrued dividends - preferred stock	-	217,728
Asset retirement obligation	1,545,330	1,679,600

Total Long-Term Liabilities	5,864,809	29,987,873

Stockholders' Equity
Preferred stock, authorized 10,000,000 shares Series A, -0- shares issued and outstanding Series B, -0- and 16,000 shares issued and outstanding	-	-
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 28,510,363 and 28,110,363 shares, outstanding 28,410,563 and 28,010,563 shares	285,103	281,103
Additional paid-in capital	85,493,605	84,010,730
Accumulated deficit	(7,395,705)	(18,363,513)
Less treasury stock, at cost, 99,800 shares	(246,007)	(246,007)
Accumulated other comprehensive loss, net of tax	(1,956,557)	-

Total Stockholders' Equity	76,180,439	65,682,313

Total Liabilities and Stockholders' Equity	$116,877,507	$114,237,324

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended	Three Months Ended
	September 30, 2005	September 30, 2004

Revenues
Oil and gas sales	$10,950,024	$7,846,365
Gas gathering operations	6,176,109	7,464,545
Other operating income	9,797	6,120

Total Revenues	17,135,930	15,317,030

Costs and Expenses
Lease operations	1,612,796	1,242,615
Production taxes	608,320	446,183
Exploration expenses	476,281	696,430
Impairment and abandonments	780,403	579,968
Gas gathering operations	6,254,427	7,030,025
Depreciation, depletion and amortization	4,370,231	2,562,483
General and administrative	1,602,770	1,429,527

Total Costs and Expenses	15,705,228	13,987,231

Income from Operations	1,430,702	1,329,799

Other Income (Expense)
Derivative settlements loss	(546,820)	-
Derivative mark-to-market loss	(7,099,264)	-
Interest income	10,706	8,313
Interest expense	(1,076,355)	(679,010)
Loan fee amortization	(31,536)	(9,486)
Gain on sale of assets	24,541,042	-

Total Other Income (Expense)	15,797,773	(680,183)

Income before income taxes and minority interest	17,228,475	649,616

Minority interest in income of subsidiaries	-	(3,094)

Income before income taxes	17,228,475	646,522
Income tax expense	(1,939,928)	(46,702)

Net Income	$15,288,547	$599,820

Earnings Per Share
Basic earnings per share	$0.54	$0.02

Diluted earnings per share	$0.53	$0.02

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Nine Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2004

Revenues
Oil and gas sales	$27,510,788	$20,957,990
Gas gathering operations	19,683,100	20,340,020
Other operating income	30,293	10,926

Total Revenues	47,224,181	41,308,936

Costs and Expenses
Lease operations	5,021,141	3,918,242
Production taxes	1,599,058	1,288,423
Exploration expenses	1,827,312	1,446,212
Impairment and abandonments	1,935,229	1,613,768
Gas gathering operations	19,076,333	18,964,695
Depreciation, depletion and amortization	10,479,151	7,334,923
General and administrative	4,126,240	3,462,188

Total Costs and Expenses	44,064,464	38,028,451

Income from Operations	3,159,717	3,280,485

Other Income (Expense)
Derivative settlements loss	(999,935)	-
Derivative mark-to-market loss	(10,832,036)	-
Interest income	34,673	27,724
Interest expense	(2,878,173)	(2,136,913)
Loan fee amortization	(67,594)	(68,437)
Gain on sale of assets	24,541,082	-

Total Other Income (Expense)	9,798,017	(2,177,626)

Income before income taxes and minority interest	12,957,734	1,102,859

Minority interest in income of subsidiaries	-	34,889

Income before income taxes	12,957,734	1,137,748
Income tax expense	(1,989,926)	(96,702)

Net Income	$10,967,808	$1,041,046

Earnings Per Share
Basic earnings per share	$0.39	$0.04

Diluted earnings per share	$0.38	$0.04

THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2004

Operating Activities
Net income	$10,967,808	$1,041,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	10,479,151	7,334,923
Impairment and abandonments	1,935,229	1,613,768
Minority interest in income of subsidiaries	-	(34,889)
Gain on sale of assets	(24,541,082)	-
Deferred income taxes	(1,198,321)	-
Non-cash compensation expense on stock options and warrants	-	237,333
Non-cash derivative mark-to-market loss	10,832,036	-
Non-cash interest expense and/or accretion of liability - redeemable preferred stock	684,190	750,722
Changes in operating assets and liabilities:
Receivables	(4,707,677)	(1,895,392)
Prepaid expenses and other	(382,823)	(799,202)
Accounts payable and accrued expenses	8,255,421	7,127,440

Net cash provided by operating activities	12,323,932	15,375,749

Investing Activities
Proceeds from the sale of oil and gas properties	78,000,131	-
Development and purchases of oil and gas properties	(35,605,590)	(27,807,179)
Purchase of other equipment	(20,401)	(220,890)
Changes in minority interests	-	(158,552)

Net cash provided (used) by investing activities	42,374,140	(28,186,621)

Financing Activities
Proceeds from issuance of common stock, net of expenses	1,486,875	18,484,000
Proceeds from long-term debt obligations	15,000,764	10,599,237
Payments on long-term debt obligations	(32,000,000)	(16,000,000)
Payments on installment obligations	(1,696,997)	(1,728,244)
Proceeds from installment obligations	122,463	116,739
Redemption of preferred stock	(16,000,000)	-

Net cash provided (used) by financing activities	(33,086,895)	11,471,732

Change in Cash and Equivalents	21,611,177	(1,339,140)

Cash and equivalents at beginning of period	3,118,328	6,180,560

Cash and Equivalents at End of Period	$24,729,505	$4,841,420

THE EXPLORATION COMPANY SELECTED OPERATING DATA

	Three Months Ended		Nine Months Ended
	Sept. 30, 2005	Sept. 30, 2004	Sept. 30, 2005	Sept. 30, 2004

Net cash provided in operating activities	$2,715,898	$10,148,094	$12,323,932	$15,375,749

Ebitdax *	7,057,577	5,165,586	17,401,409	13,710,277

Ebitda *	6,581,296	4,469,156	15,574,097	12,264,065

Debt to asset ratio	0.2%	24.7%	0.2%	24.7%

Sales

Oil:
Sales, in barrels (BO)	110,418	81,602	265,971	228,751
Average sales price per barrel	$60.23	$40.61	$53.00	$35.84

Natural Gas:
Sales, in Mcf	498,842	806,895	1,902,342	2,228,471
Average sales price per Mcf	$8.62	$5.62	$7.05	$5.73

Equivalent Basis:
Sales in BOE	193,558	216,085	583,028	600,163
Average sales price per BOE	$56.57	$36.31	$47.19	$34.92

Sales in Mcfe	1,161,350	1,296,507	3,498,168	3,600,977
Average sales price per Mcfe	$9.43	$6.05	$7.86	$5.82

Other Operating Data
Total lifting costs	$2,221,116	$1,688,798	$6,620,199	$5,206,665
Lifting costs per Mcfe	$1.91	$1.30	$1.89	$1.45

Sales volume - oil properties - barrels	104,980	74,829	245,742	211,289
Lifting costs-oil (Incl Prod & Sev Tax)	$1,145,157	$798,985	$3,357,924	$2,615,646
Lifting costs per Barrel	$10.91	$10.68	$13.66	$12.38

Sales volume - gas properties - Mcf	472,667	793,433	1,786,678	2,201,677
Lifting costs-gas (Incl Prod & Sev Tax)	$1,075,959	$889,951	$3,262,275	$2,591,487
Lifting costs per Mcf	$2.28	$1.12	$1.83	$1.18

Sales volume excluding CBM properties - Mcf	470,303	788,093	1,773,471	2,183,225
Lifting costs excluding CBM activities	$1,003,364	$742,427	$3,018,718	$2,232,511
Lifting costs per Mcf excluding CBM activities	$2.13	$0.94	$1.70	$1.02

Depletion cost per BOE	$22.30	$11.58	$17.70	$11.94

Depletion cost per Mcfe	$3.72	$1.93	$2.95	$1.99

* Please see TXCO's Web site at www.txco.com for a reconciliation of these non-GAAP financial measures.